Exhibit 23.5

                        Consent of Independent Accountants

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of SoftKey Inter-national Inc. ("SoftKey") of our report dated January 5, 1996, relating to the combined financial statements of Compton's New Media Group as of December 25, 1994 and for the fiscal year then ended, which appears in the Current Report on Form 8-K/A of SoftKey dated January 25, 1996.

                                             /s/ PRICE WATERHOUSE LLP
                                             ________________________
                                             PRICE WATERHOUSE LLP

         Chicago, Illinois
         May  28, 1996